EXHIBIT 10.162

RESTRICTED STOCK AWARD AGREEMENT
(2015 Long Term Incentive Plan)

THIS AGREEMENT (the “Agreement”) is made effective as of _________ (the “Grant Date”), between ITC Holdings Corp., a Michigan corporation (the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary of the Company (the “Employee”). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the 2015 Long Term Incentive Plan, as may be amended from time to time (the “Plan”).
WHEREAS, the Committee desires to grant the Employee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Award”) and the Plan; and
WHEREAS, this Agreement and the Award made pursuant to this Agreement are not otherwise subject to and shall not be governed by any Management Stockholder’s Agreement between Company and Employee; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Employee as an incentive for increased efforts during his or her employment, has approved the grant of the Award on the Grant Date and has advised the Company thereof and instructed the undersigned officer to execute this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee ________ shares of Common Stock (hereinafter called the “Restricted Stock”). The Restricted Stock shall Vest and become freely transferable and nonforfeitable in accordance with Section 2 hereof. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan, whether explicitly or implicitly, permits such variations.
2. Vesting and Forfeiture.
(a) Subject to Section 2.2 of the Agreement and Plan of Merger, dated as of February 9, 2016, among Fortis Inc., FortisUS Inc., Element Acquisition Sub Inc. and the Company (the “Merger Agreement”), so long as the Employee continues to be employed by the Company or its Subsidiaries, the Restricted Stock shall become 100% Vested and non-forfeitable upon the earliest to occur of (i) the third anniversary of the Grant Date (the “Vesting Date”), (ii) the Employee ceasing to be employed due to Employee’s death or Disability, or (iii) the occurrence of a Change in Control Termination. If the Effective Time (as defined in the Merger Agreement) occurs, the Restricted Stock shall be treated as provided in Section 2.2(b) of the Merger Agreement.
(b) If Employee’s employment is terminated prior to the Vesting Date for any reason other than Employee’s death, Disability, Retirement or a Change in Control Termination, Employee’s right to shares of Common Stock subject to the Award that are not yet Vested shall terminate and be forfeited by Employee unless the Committee, in the exercise of its authority under the Plan, modifies the Vesting Date in connection with such termination.
(c) The foregoing provisions of this Section 2 notwithstanding, if Employee attains or has attained “Normal Retirement Age” (as defined in the International Transmission Company Retirement Plan) prior to the Vesting Date while continuing to be employed by the Company or its Subsidiaries, the Restricted Stock shall become Vested (i) as of the date Employee attains such Normal Retirement Age, in increments of 33-1/3% of such shares in respect of each one year anniversary (if any) of the Grant Date that has occurred prior to Employee’s attaining such Normal Retirement Age, and (ii) in increments of 33-1/3% of such shares as of each one year anniversary of the Grant Date that occurs after Employee attains such Normal Retirement Age until all shares have fully Vested (provided that Employee continues to be employed by the Company or its Subsidiaries as of each such anniversary).

3. Certificates.
(a) Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Employee’s name on the stock transfer books of the Company promptly after the Grant Date, but shall remain in the physical custody of the Company or its designee at all times prior to Vesting pursuant to Section 2 and shall be legended as provided in Section 10.3 of the Plan. Such certificates shall also be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or the Stock Exchange, any applicable Federal or state laws and the Company’s Articles of Incorporation and Bylaws as then in effect, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. As a condition to the receipt of this Award, the Employee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. Alternatively, instead of issuing a stock certificate, the shares may be issued in book entry form and a notation shall be made to the same restrictive effect. No certificates shall be issued for fractional shares.
(b) As soon as practicable following Vesting pursuant to Section 2, certificates for the Restricted Stock that have Vested shall be delivered to the Employee or to the Employee’s legal guardian or representative, along with the stock powers relating thereto, and the legend previously required by Section 10.3 of the Plan shall be removed. If the shares have been issued in book entry form, the restrictive notation made pursuant to Section 10.3 of the Plan shall be removed. If Vesting occurs due to Employee’s death, such certificates shall be delivered or notation removed not later than 15 business days after the later of (i) the Employee’s death and (ii) receipt by the Company of written notice of the administrator’s or executor’s status and evidence satisfactory to the Company to establish the validity of the transfer of the Vested shares and compliance with any laws or regulations pertaining to said transfer.
4. Rights as a Shareholder. The Employee shall have no rights as a shareholder of the Company until the shares underlying the Award are issued. Once issued, the Employee shall be the record owner of the Restricted Stock unless or until such Restricted Stock is forfeited pursuant to Section 2 or is otherwise transferred, and as record owner shall be entitled to all rights of a common shareholder of the Company (including, without limitation, the right to vote and to receive dividends and other distributions on the shares of Restricted Stock).
5. Transferability. The Award may not, at any time prior to becoming Vested pursuant to Section 2, be transferred, sold, assigned, pledged, hypothecated or otherwise alienated except as provided in Section 10.3 of the Plan. The Restricted Stock granted pursuant to the Award may be transferred, sold, assigned, pledged, hypothecated or otherwise alienated when Vested in accordance with Section 2 hereof.
6. Employee’s Employment by the Company. Nothing contained in this Agreement (i) obligates the Company or any Subsidiary to employ the Employee in any capacity whatsoever or (ii) prohibits or restricts the Company or any Subsidiary from terminating the employment of the Employee at any time or for any reason whatsoever, with or without Cause, and the Employee hereby acknowledges and agrees that neither the Company nor any other person or entity has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or any Subsidiary thereof.
7. Change in Capitalization. Employee acknowledges the Committee’s right pursuant to Section 9.1 of the Plan, in its sole discretion, to make adjustments to the Award and the underlying Restricted Stock under the circumstances set forth therein. Any stock, securities or other property exchangeable for Restricted Stock pursuant to such transaction shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to the Plan.
8. Withholding. In accordance with Section 10.5 of the Plan, the Company shall have the right to withhold from Employee’s compensation or to require Employee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the Vesting of Restricted Stock pursuant to Section 2. Subject to limitations in the Plan, Employee may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock (including Vested shares subject to this Award), provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Vested Common Stock otherwise deliverable to the Employee and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes.
9. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Employee for damages relating to any delay in issuing the share certificates, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
10. Securities Laws. Upon the Vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.
11. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address stated in the Company’s employee records. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to the party. Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
12. Governing Law. The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
13. Amendment. Subject to Sections 2 and 7 of this Agreement and Sections 9.1 and 10.6 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto if such amendment would materially and adversely affect Employee. Any such amendment shall specifically state that it is amending this Agreement.
14. Recoupment Policy. This Agreement, the Award and any economic benefits recognized by Employee in connection with the Award (including, without limitation, the proceeds from the sale of shares subject to the Award) are subject to forfeiture and/or recoupment pursuant to the Company’s Recoupment Policy adopted November 26, 2013, as amended from to time.
15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.
EMPLOYEE
__________________________ (signature)
__________________________ (print name)

ITC HOLDINGS CORP.
By: ______________________
Name: Christine Mason Soneral
Title: Senior Vice President and General Counsel